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                                                                  EXHIBIT 10.116


                      CAMPERLAND RESPONSIBILITY AGREEMENT

     THIS CAMPERLAND RESPONSIBILITY AGREEMENT (this "Agreement") is made as of August 31, 1995 by and among Hacienda Hotel, Inc. ("Seller"), Sahara Gaming Corporation ("Guarantor") and Pinkless, Inc. ("Buyer") (the foregoing parties are collectively the "Parties" and each is a "Party").


                              W I T N E S S E T H:

     WHEREAS, by an Agreement for Purchase and Sale (the "Original Agreement"), dated January 10, 1995, Seller, Guarantor and William G. Bennett ("Bennett") entered into an agreement for the purchase and sale of certain real property located in Clark County, Nevada, including the hotel and casino thereon commonly known as the Hacienda Resort Hotel and Casino (the "Hacienda"), and the assets of the business of the Hacienda (such real property and assets are collectively referred to herein as the "Hacienda Property");

     WHEREAS, the Original Agreement was clarified and modified by that certain letter agreement signed by Paul Lowden and agreed and consented to by Bennett on March 3, 1995 (the Original Agreement as so clarified and modified is referred to herein as the "Bennett Agreement");

     WHEREAS, the Bennett Agreement was assigned by Bennett to Circus Circus Enterprises, Inc. ("Circus Circus") pursuant to that certain Assignment and Consent to Assignment executed by Seller, Guarantor and Bennett, and accepted and approved by Circus Circus on March 5, 1995;

     WHEREAS, the Bennett Agreement was clarified and modified by a Second Amendment to Agreement for Purchase and Sale, dated June 30, 1995, and a Third Amendment to Agreement for Purchase and Sale (the "Third Amendment"), of even date herewith, both among the Seller, Guarantor and Circus Circus (the Bennett Agreement as so clarified and modified is referred to herein as the "Purchase Agreement");

     WHEREAS, title to the Hacienda Property will be conveyed to Buyer, an affiliate of Circus Circus, at the Closing;

     WHEREAS, the Purchase Agreement provides for the continued operation of the recreational vehicle park on the Real Property known as Hacienda Camperland ("Camperland") during the Termination Period (the portion of the Real Property containing Camperland is referred to herein as the "Camperland Property"); and

     WHEREAS, the Parties desire to clarify the relative responsibilities of Seller and Buyer and certain other matters in

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connection with the operation of Camperland during the Termination Period;

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

     1. Capitalized terms used herein and not otherwise defined have the meanings given in the Purchase Agreement.

     2. Seller shall have a license during the Termination Period to enter Camperland, and to use the reservation center at Camperland, all for the sole purpose of performing its obligations with respect to the operation of Camperland during the Termination Period.

     3. The Termination Period shall commence immediately following the Closing and end on the Actual Termination Date, as defined in Section 15 hereof, or eighteen (18) months after the Closing (the "Outside Termination Date"), whichever shall first occur, unless terminated earlier as elsewhere provided herein. Seller may terminate the Termination Period at any time for any reason prior to the Outside Termination Date by notifying Buyer of such election in writing. If the Actual Termination Date is earlier than the Outside Termination Date, Seller shall be entitled to receive the amount provided in paragraph 17 of the Third Amendment regardless of whether the Termination Period ends pursuant to this Section, or Section 14, 18 or 19 hereof. All monies required to be paid by Buyer under paragraph 17 of the Third Amendment shall be paid to Seller without deduction, offset, notice or demand, in lawful money of the United States of America, at 4949 North Ranch Drive, Las Vegas, Nevada 89130,
Attention: Thomas Land, or at such other place as Seller may from time to time designate. If Buyer shall fail to pay, when the same is due and payable, any amount due under paragraph 17 of the Third Amendment, such unpaid amount shall bear interest from the due date thereof to the date of payment at the rate of fifteen percent (15%) per annum.

     4. Buyer shall provide Seller with monthly reports of all costs and expenses incurred by Buyer in connection with the maintenance and operation of Camperland ("Buyer Costs") such as security and maintenance. Buyer Costs do not include real property taxes or other general administrative costs of operating the Hacienda. On the twenty-fifth (25th) day of each calendar month after the Closing until and including the twenty-fifth (25th) day of the calendar month after the month of the date the Termination Period ends, Seller shall pay to Buyer an amount equal to Three Thousand Dollars ($3,000) for water, telephone service and sewer service provided by Buyer to Camperland under Section 5 hereof (the "Fixed Cost"), plus all Buyer Costs that Buyer has reported to

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Seller and Seller has not previously paid to Buyer; provided, however, that the
Fixed Cost portion of any such payment made the month after a partial calendar month included in the Termination Period shall be prorated. All monies required to be paid by Seller hereunder shall be paid to Buyer without deduction, offset, notice or demand, in lawful money of the United States of America, at 3950 Las Vegas Boulevard South, Las Vegas, Nevada 89119, Attention: Controller, or at such other place as Buyer may from time to time designate. If Seller shall fail to pay, when the same is due and payable, any amount due hereunder, such unpaid amount shall bear interest from the due date thereof to the date of payment at the rate of fifteen percent (15%) per annum.

     5. During the Termination Period, Buyer shall maintain Camperland in a condition equal to or better than its current condition, and provide Camperland with all water and other utilities as are necessary to operate Camperland as it is currently being operated, other than electricity, gas and such other utilities as are currently metered separate from the Hacienda, which Seller shall continue to provide. Buyer shall also provide to Camperland during the Termination Period such telephone and sewer services as are customary for a recreational vehicle park similar to Camperland as it is currently operated. Charges for long distance calls made from Camperland shall be Buyer Costs.
Buyer may stop providing any utility or service to Camperland when Buyer deems such stoppage reasonably necessary, whether by reason of accident or emergency, or for repairs or improvements or otherwise; provided, however, that Buyer shall use reasonable efforts to minimize the duration of any such stoppage. Buyer shall not be liable under any circumstances for loss, damage or injury, however occurring, through, in connection with or incident to any stoppage of utilities or services.

     6. Seller shall be responsible for handling all reservations, registrations, collections and accounting in connection with the operation of Camperland during the Termination Period. Seller shall keep at least one employee or representative of Seller at Camperland, who shall be responsible for performing the obligations of Seller under this Section and Section 11 hereof, at all times reasonably necessary for the performance of such obligations.
Buyer shall at no time be responsible for keeping unauthorized Camperland users out of Camperland. Seller shall be entitled to retain all revenues from renting or licensing spaces in Camperland during the Termination Period; provided, however, that nothing in this Section shall limit Seller's obligations under
Section 4 hereof. Seller may deposit overnight in the cage at the Hacienda monies collected by Seller each day at Camperland from Camperland users. Buyer shall in no event be liable to Seller or any other person or entity for such deposited monies. Seller may purchase through Buyer's purchase department ordinary supplies used by Seller at Camperland in the ordinary course of operating

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Camperland.  Seller shall reimburse Buyer on demand for the costs of such supplies.

     7. The Parties acknowledge and agree that no slot machine or other gambling game or device will be operated at Camperland during the Termination Period and that Buyer may remove all such machines, games and devices from Camperland at any time.

     8. Seller shall have a license during the Termination Period to use the name "Hacienda" for the sole purpose of operating Camperland under the name "Hacienda Camperland". Seller shall operate Camperland to at least the same level of quality of operation as currently exists at Camperland. Buyer shall have the right to monitor Seller's operation of Camperland to ensure that Seller's obligations with respect to the quality of operations are met. Seller shall not do any act or thing that indicates directly or indirectly that Camperland is related to, or associated or affiliated with, Buyer, any affiliate of Buyer, or any hotel, casino or other property owned by Buyer or any affiliate of Buyer. Seller shall not use the name "Hacienda" in connection with any sales under the existing Hacienda Adventure program or any similar program after the Closing.

     9. Persons who have the right to use Camperland under a Hacienda Adventure Membership Agreement (the "Camperland Agreement") entered into pursuant to the existing Hacienda Adventure program ("Hacienda Adventure Licensees") may use Camperland during the Termination Period in accordance with the Camperland Agreement, the Hacienda Camperland Rules & Regulations and the Hacienda Adventure Questions and Answers (the Hacienda Camperland Rules & Regulations and the Hacienda Adventure Questions and Answers are collectively the "Camperland Rules"). After the Closing, Seller shall not grant any new license or right to use Camperland pursuant to the existing Hacienda Adventure program or otherwise; provided, however, that after the Closing Seller may grant licenses to use individual vehicle spaces in Camperland on a night-by-night basis as such spaces are currently used ("Camperland Space Licenses") during the Termination Period in accordance with its current procedures for granting Camperland Space Licenses outside of the existing Hacienda Adventure program if the recipients of such licenses ("General Licensees") agree to be bound by the Camperland Rules. Seller shall at all times during the Termination Period make available at the reservation center at Camperland for review by Buyer current records of all persons who have a right to use Camperland, all persons occupying Camperland, the period of time the persons occupying Camperland are entitled to stay and all reservations for the use of Camperland (the "Camperland Records"). Seller shall not permit any persons other than Hacienda Adventure Licensees and General Licensees to use Camperland during the Termination Period.

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     10.  Seller represents and warrants to Buyer that Seller has delivered to
Buyer true and correct copies of the public offering statement for the existing Hacienda Adventure program, the form Camperland Agreement and the Camperland Rules, and that these documents set forth in full the agreements between Seller and the Hacienda Adventure Licensees with respect to the use of Camperland, other than agreements set forth in Exception to Contract Forms which agreements do not affect (i) Buyer's ability to operate and maintain Camperland, (ii) the obligations of Camperland occupants, or the rights of Buyer, under the Camperland Rules, or (iii) Seller's ability to relocate Hacienda Adventure Licensees to another location. Seller further represents and warrants to Buyer that Seller has no other agreements, rules or regulations that it uses in connection with the operation of Camperland. Seller shall not change the Camperland Rules without the prior written consent of Buyer. Seller shall make such changes to the Camperland Rules as Buyer may reasonably request.

     11. Seller shall promptly respond to and investigate all complaints and allegations, whether from Buyer, a Camperland user or any other person, of illegal activities or violations of the Camperland Rules within Camperland. If any such complaint or allegation is valid, Seller shall promptly contact the person or persons conducting such activities or violating such rules and use its best efforts to resolve the matter. If Seller is unable to peacefully cause such activities or violations to cease, Seller shall promptly inform Buyer of the situation and cooperate with Buyer in resolving the matter in such manner as Buyer may deem appropriate. Nothing herein shall preclude Buyer from doing anything at Camperland that Buyer may deem necessary or appropriate in view of the security and safety procedures in effect at other properties owned by Buyer and affiliates of Buyer, including, without limitation, removing persons or causing persons to be removed from Camperland.

     12. Seller shall at all times prior to the Actual Termination Date comply with all governmental rules, regulations, ordinances, statutes and laws (collectively, "Laws") now or hereafter in effect pertaining to Seller's obligations with respect to the operation of Camperland. Buyer shall at all times during the Termination Period comply with all Laws now or hereafter in effect pertaining to Buyer's obligations with respect to the operation of Camperland.

     13. Seller shall not install or place on the Camperland Property any personal property not customary for the operation of a reservation center for a recreational vehicle park similar to Camperland as it is currently operated. By the end of the Termination Period, Seller shall remove all personal property that Seller has installed or placed on the Camperland Property during the Termination Period ("Seller's Property"). In the event Seller shall fail to remove any of Seller's Property as provided herein,

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Buyer may, but is not obligated to, at Seller's cost and expense, remove all such property not so removed, and Buyer shall have no responsibility to Seller for any loss or damage to said property caused by or resulting from such removal or otherwise.

     14. Seller shall have no right, and Buyer shall not be required, to make any addition, alteration, improvement or change in or to the Camperland Property ("Improvement"); provided, however, that if an Improvement is required by any Law in connection with the operation of Camperland, Seller shall either make such Improvement or terminate the Termination Period as provided in Section 15 hereof. All Improvements made by Seller during the Termination Period shall, at Buyer's option, become the property of Buyer at the end of the Termination Period. Buyer shall have the right, however, to require Seller to remove any or all such Improvements upon the termination of the Termination Period and return the Camperland Property to the condition as it was prior to the making of any or all Improvements.

     15. Seller shall, by the end of the Termination Period, terminate all rights of all Hacienda Adventure Licensees, General Licensees and other persons to use or have any other interest in Camperland and otherwise permanently cease operations in connection with Camperland, and remove or cause to be removed from the Camperland Property all recreational vehicles, motor homes, trucks and other vehicles, and all occupants of the Camperland Property. The date by which Seller performs its obligations under this Section is the "Actual Termination Date". Seller shall notify Buyer in writing once the Actual Termination Date occurs. If the Actual Termination Date is after the Outside Termination Date, Seller shall indemnify Buyer against loss or liability resulting from the delay by Seller in performing its obligations under this Section, including, without limitation, any loan carry costs or other loss or liability resulting from the inability to commence redevelopment of, and construction on, the Camperland Property. For sixty (60) days after the Termination Period, Buyer shall use reasonable efforts to provide information regarding the location of the recreational vehicle park that replaces Camperland to persons who request such information at the Hacienda. Buyer may satisfy its obligation under the preceding sentence by posting a sign on the Real Property or by such other method as Buyer may reasonably determine.

     16. Seller shall be liable for and shall pay before delinquency (and, upon demand by Buyer, Seller shall furnish Buyer with satisfactory evidence of the payment thereof) all taxes, fees and assessments of whatsoever kind or nature, and penalties and interest thereon, if any, (i) levied against any Seller's Property and any other personal property not owned by Buyer of whatsoever kind and to whomsoever belonging situate or installed in or upon the Camperland Property on or after the Closing, whether or not

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affixed to the realty, or (ii) arising directly or indirectly from the operation of Camperland, including, without limitation, income tax. Buyer and Seller acknowledge that Seller shall not be required to pay real property taxes on the Camperland Property during the Termination Period. Whenever Buyer shall receive any statement or bill for any tax payable in whole or in part by Seller, or shall otherwise be required to make any payment on account thereof, Seller shall pay the amount due hereunder within ten (10) days after demand therefor accompanied by delivery to Seller of a copy of such tax statement, if any.

     17. Seller for itself and its successors and assigns hereby covenants and agrees to protect, indemnify, save and hold harmless Buyer, its affiliates, and its and their agents, representatives, employees, directors, officers, shareholders, partners, consultants, independent contractors, successors and assigns (collectively, "Buyer Indemnitees") from any and all liability, loss, costs, expenses, including attorneys' fees, damages, judgments, claims, liens and demands of any kind whatsoever that Buyer or any other Buyer Indemnitee, whether as owner of the Camperland Property or otherwise, may suffer or be exposed to in connection with, arising out of, or by reason of (i) any act, omission or negligence of Seller, its agents, representatives, officers, directors, employees, servants, contractors or business invitees in connection with the operation of Camperland or while in, upon, about or in any way connected with the Camperland Property, or (ii) the existing Hacienda Adventure program or any similar program related to Camperland. Buyer for itself and its successors and assigns hereby covenants and agrees to protect, indemnify, save and hold harmless Seller, its affiliates, and its and their agents, representatives, employees, directors, officers, shareholders, partners, consultants, independent contractors, successors and assigns (collectively, "Seller Indemnitees") from any and all liability, loss, costs, expenses, including attorneys' fees, damages, judgments, claims, liens and demands of any kind whatsoever that Seller or any other Seller Indemnitee may suffer or be exposed to in connection with, arising out of, or by reason of any act, omission or negligence of Buyer, its agents, representatives, officers, directors, employees, servants, contractors or business invitees in connection with the operation of Camperland or while in, upon, about or in any way connected with the Camperland Property. The respective indemnification obligations of Seller and Buyer hereunder, including, without limitation, those set forth in this Section and Section 15 hereof, shall survive the termination of Termination Period, and shall extend to and include, without limitation, all costs, expenses and attorneys' fees incurred or sustained by any Buyer Indemnitee or Seller Indemnitee, as the case may be, in making any investigation on account of any liability, loss, judgment, claim, lien or demand, in prosecuting or defending any action brought in connection

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therewith, and in obtaining or seeking to obtain a release therefrom.

     18. Should the whole or any part of the Camperland Property be condemned or taken by a competent authority for any public or quasi public purpose, all awards payable on account of such condemnation and taking shall be payable to Buyer, and Seller hereby waives any and all interest therein. For the purposes of this Section, a deed granted in lieu of condemnation shall be deemed a taking. If the whole of the Camperland Property is condemned or taken, then the Termination Period shall end upon such taking.

     19. In the event Camperland, or any portion thereof, shall be damaged by fire or other casualty, Seller shall either repair all damaged property, in which case the Termination Period shall continue (but in no event past the Outside Termination Date), or raze and remove from the Camperland Property all damaged property, in which case the Termination Period shall end upon the completion of such razing and removal and the fulfillment of Seller's obligations under Section 15 hereof.

     20. Any and all notices and demands by any Party to any other Party required or desired to be given hereunder shall be in writing and shall be validly given or made only if (a) deposited in the United States mail, certified or registered, postage prepaid, return receipt requested, (b) made by Federal Express or other similar delivery service keeping records of deliveries and attempted deliveries, or (c) sent by telecopy (followed by a hard copy by regular mail). Service shall be conclusively deemed made on the first business day delivery is attempted or upon receipt, whichever is sooner. Service by telecopy shall be deemed made upon confirmed transmission if received before the end of regular business hours and otherwise the business day following confirmed transmission. Any notice or demand to Buyer shall be addressed to Buyer at:

          c/o Circus Circus Enterprises, Inc.
          2880 Las Vegas Boulevard South
          Las Vegas, Nevada 89109
          Attention:  General Counsel
          Telecopy No.:  (702) 794-3810

Any notice or demand to Seller shall be addressed to Seller at:

          c/o Santa Fe Hotel and Casino
          4949 North Ranch Drive
          Las Vegas, Nevada 89130
          Attention:  Thomas Land
          Telecopy No.:  (702) 658-4919

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Any notice or demand to Guarantor shall be addressed to Guarantor at:

          c/o Santa Fe Hotel and Casino
          4949 North Ranch Drive
          Las Vegas, Nevada 89130
          Attention:  Thomas Land
          Telecopy No.:  (702) 658-4919

Any Party may change its address for the purpose of receiving notices or demands as herein provided by a written notice given in the manner aforesaid to the other Party, which notice of change of address shall not become effective, however, until the actual receipt thereof by the other Party.

     21. If any term, provision, covenant or condition of this Agreement, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all terms, provisions, covenants and conditions of this Agreement, and all applications thereof not held invalid, void or unenforceable, shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby, provided that the invalidity, voidness or unenforceability of such term, provision, covenant or condition does not materially impair the ability of the Parties to consummate the transactions contemplated hereby.

     22. In the event any action is commenced by any Party against any other in connection with this Agreement, including any bankruptcy proceeding, the prevailing Party shall be entitled to its costs and expenses, including reasonable attorneys' fees.

     23. This Agreement sets forth the entire understanding and agreement between the Parties, and supersedes all previous communications, negotiations and agreements, whether oral or written, with respect to the subject matter hereof. No addition to or modification of this Agreement shall be binding on any of the Parties unless reduced to writing and duly executed and delivered by the Parties.

     24. Except as modified or clarified in this Agreement, all the terms, covenants and conditions of the Purchase Agreement shall remain in full force and effect. To the extent that the provisions of this Agreement are inconsistent with the provisions of the Purchase Agreement, the terms of this Agreement shall control.

     25. The laws of the State of Nevada shall govern the validity, construction, performance and effect of this Agreement.

     26. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

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     27.  The Parties acknowledge and agree that this Agreement modifies and clarifies the provisions in the Purchase Agreement regarding the operation of Camperland after the Closing and that the guarantee of Guarantor in the Purchase Agreement shall apply to the terms and conditions of this Agreement as if such terms and conditions were fully set forth in the Purchase Agreement.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

     "Seller"                               "Seller's Parent Corporation"
                                                       "Guarantor"
Hacienda Hotel, Inc.                          Sahara Gaming Corporation



By: /s/ PAUL W. LOWDEN                      By: /s/ PAUL W. LOWDEN
    ---------------------------                 -------------------------------
        Paul W. Lowden                              Paul W. Lowden

Its:      President                         Its:       President
     --------------------------                  ------------------------------

          "Buyer"

Pinkless, Inc.



By: /s/ YVETTE E. LANDAU
    ---------------------------
        Yvette E. Landau

Its:     Secretary
    ---------------------------

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